Exhibit 10.1

SUBSCRIPTION AGREEMENT

This SUBSCRIPTION AGREEMENT (this “Subscription Agreement”) is entered into on July 6, 2021, by and between Khosla Ventures Acquisition Co. II, a Delaware corporation (“KVSB”), and the undersigned subscriber (the “Investor”).

WHEREAS, this Subscription Agreement is being entered into in connection with the Agreement and Plan of Merger, dated as of the date hereof (as may be amended, supplemented or otherwise modified from time to time, the “Transaction Agreement”), by and among KVSB, Nextdoor, Inc., a Delaware corporation (the “Company”), Lorelei Merger Sub, Inc., a Delaware corporation (“KVSB Merger Sub”), and the other parties thereto, in substantially the form provided to the Investor prior to the date hereof, pursuant to which, among other things, KVSB Merger Sub will merge with and into the Company, with the Company as the surviving company in the merger and, after giving effect to such merger, becoming a wholly owned subsidiary of KVSB, and KVSB will change its name to “Nextdoor Holdings, Inc.” (or such other name agreed to by KVSB and Company), on the terms and subject to the conditions therein (the “Transaction”);

WHEREAS, in connection with the Transaction, KVSB is seeking commitments from interested investors to purchase, prior to the closing of the Transaction, shares of KVSB’s Class A common stock, par value $0.001 per share, as such shares will exist as Class A common stock following the Transaction (the “Shares”), in a private placement for a purchase price of $10.00 per share (the “Per Share Subscription Price”);

WHEREAS, the aggregate purchase price to be paid by the Investor for the subscribed Shares (as set forth on the signature page hereto) is referred to herein as the “Subscription Amount;” and

WHEREAS, substantially concurrently with the execution of this Subscription Agreement, KVSB is entering into separate subscription agreements (the “Other Subscription Agreements”) with certain other investors (the “Other Investors”) with an aggregate purchase price of $270,000,000.00 (inclusive of the Subscription Amount) (the “PIPE Investment”).

NOW, THEREFORE, in consideration of the foregoing and the mutual representations, warranties and covenants, and subject to the conditions, set forth herein, and intending to be legally bound hereby, each of the Investor and KVSB acknowledges and agrees as follows:

1. Subscription. (a) The Investor hereby subscribes for and agrees to purchase from KVSB, and (b) KVSB hereby agrees to issue and sell to the Investor, in each case, the number of Shares set forth on the signature page of this Subscription Agreement on the terms and subject to the conditions provided for herein.

2. Closing. The closing of the sale, purchase and issuance of the Shares contemplated hereby (the “Closing”) shall occur on the closing date of (the “Closing Date”), and be conditioned upon the prior or substantially concurrent consummation of, the Transaction and the conditions set forth in Section 3. Upon (a) satisfaction or waiver in writing of the conditions set forth in Section 3 below and (b) delivery of written notice from (or on behalf of) KVSB to the Investor (the “Closing Notice”), that KVSB reasonably expects all conditions to the closing of the Transaction to be satisfied or waived on an expected closing date that is not less than five (5) business days from the date on which the Closing Notice is delivered to the Investor, the Investor shall deliver to KVSB, two (2) business days prior to the expected closing date specified in the Closing Notice, the Subscription Amount by wire transfer of United States dollars in immediately available funds to the account(s) specified by KVSB in the Closing Notice, to be held in escrow until the Closing. On or prior to the Closing Date, KVSB shall issue the Shares to the Investor, free and clear of any and all liens or other restrictions (other than those under applicable securities laws), and cause the Shares to be registered in book entry form in the name of the Investor (or its nominee in accordance with the delivery instructions), or to a custodian designated by the Investor, as applicable, on KVSB’s share register, which book entry records shall contain the restrictive legend referred to in Section 6(b). For purposes of this Subscription Agreement, “business day” shall mean a day, other than a Saturday, Sunday or other day on which commercial banks in New York, New York are authorized or required by law to close. Prior to or at the Closing, the Investor shall deliver to KVSB a duly completed and executed Internal Revenue Service Form W-9 or appropriate Form W-8. In the event the Closing Date does not occur within five (5) business days after the expected closing date specified in the Closing Notice, KVSB shall promptly (but not later than one (1) business day thereafter) return the Subscription Amount to the Investor by wire transfer of U.S. dollars in immediately available funds to the account specified by the Investor, and any book-entries for the Shares shall be deemed cancelled; provided that, unless this Subscription Agreement has been terminated pursuant to Section 8 hereof, such return of funds shall not terminate this Subscription Agreement or relieve the Investor of its obligation (A) to redeliver funds to KVSB in accordance with Section 2 following KVSB’s delivery to the Investor of a new Closing Notice and (B) to consummate the Closing upon satisfaction of the conditions set forth in Section 3 immediately prior to or substantially concurrently with the consummation of the Transaction.

In place of the above, the below will be included for mutual funds, 40 Act funds, advised funds and other regulated entities (or if the investor’s internal compliance policies require it):

[The closing of the sale of the Shares contemplated hereby (the “Closing”) shall occur on the closing date of (the “Closing Date”), and be conditioned upon the substantially concurrent consummation, of the Transaction and the conditions set forth in Section 3. Following the delivery of written notice from (or on behalf of) KVSB to the Investor (the “Closing Notice”), that KVSB reasonably expects all conditions to the closing of the Transaction to be satisfied or waived on an expected closing date that is not less than five (5) business days from the date on which the Closing Notice is delivered to the Investor, on the Closing Date (i) the Investor shall deliver to KVSB the Subscription Amount by wire transfer of United States dollars in immediately available funds to the account(s) specified by KVSB in the Closing Notice against delivery of the subscribed Shares (it being understood and agreed that delivery of the Subscription Amount will occur and only be required as promptly as possible following receipt by the Investor of the evidence of issuance of such Shares pursuant to the following clause (ii)) and (ii) KVSB shall issue the Shares to the Investor, free and clear of any and all liens or other restrictions (other than those under applicable securities laws) and cause the Shares to be registered in book entry form in the name of the Investor (or its nominee in accordance with its delivery instructions) on KVSB’s share register, which book entry records shall contain the restrictive legend referred to in Section 6(b). For purposes of this Subscription Agreement, “business day” shall mean a day, other than a Saturday, Sunday or other day on which commercial banks in New York, New York are authorized or required by law to close. Prior to or at the Closing, the Investor shall deliver to KVSB a duly completed and executed Internal Revenue Service Form W-9 or appropriate Form W-8. In the event the Closing Date does not occur within two (2) business days after the expected closing date specified in the Closing Notice, KVSB shall promptly (but not later than one (1) business day thereafter) return the Subscription Amount without deduction to the Investor by wire transfer of U.S. dollars in immediately available funds to the account specified by the Investor, and any book-entries for the Shares shall be deemed cancelled; provided that, unless this Subscription Agreement has been terminated pursuant to Section 8 hereof, such return of funds shall not terminate this Subscription Agreement or relieve the Investor of its obligation (A) to redeliver funds to KVSB in accordance with this Section 2 following KVSB’s delivery to the Investor of a new Closing Notice and (B) to consummate the Closing upon satisfaction of the conditions set forth in Section 3 immediately prior to or substantially concurrently with the consummation of the Transaction.]

3. Closing Conditions. The obligations of the parties hereto to consummate the purchase, sale and issuance of the Shares pursuant to this Subscription Agreement are subject to the satisfaction or waiver in writing of the following conditions: (a) no governmental authority shall have issued, enforced or entered any judgment, order, law, rule or regulation (whether temporary, preliminary or permanent) which is then in effect and has the effect of making the consummation of the transactions contemplated hereby illegal or otherwise restraining or prohibiting consummation of the transactions contemplated hereby; and no such governmental authority shall have instituted or threatened in writing a proceeding seeking to impose any such restraint or prohibition; (b) all conditions precedent to the closing of the Transaction set forth in the Transaction Agreement, including all necessary approvals of KVSB’s and the Company’s stockholders and regulatory approvals, if any, shall have been satisfied (as determined by the parties to the Transaction Agreement) or waived (other than those conditions which, by their nature, are to be satisfied at the closing of the Transaction pursuant to the Transaction Agreement), and the closing of the Transaction shall be scheduled to occur substantially concurrently with or immediately following the Closing; (c) the terms of the Transaction Agreement as it exists on the date hereof shall not have been amended or modified, or any condition waived, in a manner that would be reasonably expected to be materially adverse to the economic benefits that the Investor (in its capacity as such) would reasonably expect to receive under this Subscription Agreement, (d) there shall be no amendment, waiver or modification to the Other Subscription Agreements (including via a side letter or other agreement) that materially benefits the other investors thereunder unless the Investor has been offered the same benefits in writing, (e) all representations and warranties of the parties hereto contained in this Subscription Agreement shall be true and correct in all material respects as of the date hereof and at and as of the Closing Date (unless they specifically speak as of another date, in which case they shall be true and correct in all material respects as of such date) (other than representations and warranties that are qualified as to materiality, KVSB Material Adverse Effect or Investor Material Adverse Effect (each, as defined below), as applicable, which shall be true and correct in all respects at and as of the Closing Date (unless they specifically speak as of another date, in which case they shall be true and correct in all respects as of such date)), (f) each party shall have performed, satisfied and complied in all material respects with all covenants, agreements and conditions required by this Subscription Agreement to be performed, satisfied or complied with by it at or prior to the Closing, (g) no suspension of the qualification of the Shares for offering or sale or trading in any jurisdiction, or initiation or threatening of any proceedings for any of such purposes, shall have occurred, and the subscribed Shares shall have been approved for listing on the Stock Exchange (as defined below), subject to official notice of issuance and (h) solely in the case the of Investor, if requested by an Investor, a cross receipt executed by KVSB and delivered to the Investor certifying that it has received the Subscription Amount from the Investor as of the Closing Date.

4. Further Assurances. At or prior to the Closing, the parties hereto shall use commercially reasonable efforts to execute and deliver such additional documents and take such additional actions as the parties reasonably may deem to be practical and necessary in order to consummate the subscription as contemplated by this Subscription Agreement.

5. KVSB Representations, Warranties and Covenants. KVSB represents and warrants to the Investor, as of the date hereof and as of the Closing Date, and covenants that:

(a) KVSB is a corporation duly incorporated, validly existing and in good standing under the laws of the State of Delaware. KVSB has all power (corporate or otherwise) and authority to own, lease and operate its properties and conduct its business as presently conducted and to enter into, deliver and perform its obligations under this Subscription Agreement.

(b) As of the Closing Date, the Shares will be duly authorized and, when issued and delivered to the Investor against full payment therefor in accordance with the terms of this Subscription Agreement, the Shares will be validly issued, fully paid and non-assessable, free and clear of all liens and other restrictions (other than those under applicable securities laws), and will not have been issued in violation of or subject to any preemptive or similar rights created under KVSB’s certificate of incorporation or bylaws (as in effect at such time of issuance) or under the Delaware General Corporation Law.

(c) This Subscription Agreement has been duly authorized, executed and delivered by KVSB and, assuming that this Subscription Agreement constitutes the valid and binding agreement of the Investor, this Subscription Agreement is the legal, valid and binding obligation of KVSB, enforceable against KVSB in accordance with its terms, except as may be limited or otherwise affected by (i) bankruptcy, insolvency, fraudulent conveyance, reorganization, moratorium or other laws relating to or affecting the rights of creditors generally, or (ii) principles of equity, whether considered at law or equity.

(d) The execution and delivery of this Subscription Agreement, and the performance by KVSB of its obligations hereunder, including the issuance and sale by KVSB of the Shares pursuant to this Subscription Agreement, and the consummation of the transactions contemplated herein will not (i) conflict with or result in a breach or violation of any of the terms or provisions of, or constitute a default under, or result in the creation or imposition of any lien, charge or encumbrance upon any of the property or assets of KVSB or any of its subsidiaries pursuant to the terms of any indenture, mortgage, deed of trust, loan agreement, lease, license or other agreement or instrument to which KVSB or any of its subsidiaries is a party or by which KVSB or any of its subsidiaries is bound or to which any of the property or assets of KVSB is subject that would reasonably be expected to (A) have, individually or in the aggregate, a material adverse effect on the business, financial condition, stockholders’ equity or results of operations of KVSB and its subsidiaries, taken as a whole (a “KVSB Material Adverse Effect”), materially affect the validity of the Shares or materially affect the legal authority of KVSB to comply in all material respects with its obligations under this Subscription Agreement; (ii) result in any violation of the provisions of the organizational documents of KVSB; or (iii) result in any violation of any statute or any judgment, order, rule or regulation of any court or governmental agency or body, domestic or foreign, having jurisdiction over KVSB or any of its properties that would reasonably be expected to have a KVSB Material Adverse Effect, materially affect the validity of the Shares or materially affect the legal authority of KVSB to comply in all material respects with its obligations under this Subscription Agreement.

(e) As of their respective filing dates, all filings, registration statements, proxy statements, reports and other documents (the “SEC Reports”) required to be filed by KVSB with the U.S. Securities and Exchange Commission (the “SEC”) complied in all material respects with the applicable requirements of the Securities Act of 1933, as amended (the “Securities Act”) and the Securities Exchange Act of 1934, as amended (the “Exchange Act”), and the rules and regulations of the SEC promulgated thereunder. There are no material outstanding or unresolved comments in comment letters received by KVSB from the staff of the Division of Corporation Finance of the SEC with respect to any of the SEC Reports. None of the SEC Reports filed under the Exchange Act, contained, when filed or, if amended prior to the date of this Subscription Agreement, as of the date of such amendment with respect to those disclosures that are amended, any untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading; provided that (i) KVSB makes no such representation or warranty with respect to any information relating to the Company or any of its affiliates included in any SEC Report or filed as an exhibit thereto and (ii) KVSB’s Quarterly Report on 10-Q for the quarterly period ended March 31, 2021 on file with the SEC as of the date hereof contains certain errors relating to, among other things, the amount held in the Trust Account (as defined below) as of March 31, 2021 (which is $416,344,418), the number of shares of KVSB Class A common stock outstanding as of March 31, 2021 (which is 42,767,100), the number of private placement shares (which is 1,132,688) and other amounts derived therefrom, which such errors will be corrected in a Form 10-Q/A to be filed promptly after the date hereof.

(f) KVSB is not required to obtain any consent, waiver, authorization or order of, give any notice to, or make any filing or registration with, any court or other federal, state, local or other governmental authority, self-regulatory organization or other person in connection with the issuance of the Shares pursuant to this Subscription Agreement, other than (i) filings with the SEC, (ii) filings required by applicable state securities laws, (iii) the filings required in accordance with Section 13 of this Subscription Agreement, (iv) those required by Nasdaq or such other applicable stock exchange on which KVSB’s common stock is then listed (the “Stock Exchange”), including with respect to obtaining approval of KVSB’s stockholders, and (v) those the failure of which to obtain would not be reasonably be expected to have, individually or in the aggregate, a KVSB Material Adverse Effect.

(g) As of the date of this Subscription Agreement, the authorized capital stock of KVSB consists of: 200,000,000 Shares of which 42,767,100 are outstanding; 30,000,000 shares of Class B common stock, par value $0.0001 per share of which 5,000,000 are issued and outstanding (“Class B Shares”); 30,000,000 shares of Class K common stock, par value $0.0001 per share of which 5,000,000 are issued and outstanding (“Class K Shares”); and 1,000,000 shares of preferred stock, par value $0.0001 per share, none of which are issued and outstanding. All Class B Shares and Class K Shares will be converted, exchanged and/or reclassified at the Closing into an aggregate of 10,408,603 Class B common stock, par value $0.001 per share, as such shares will exist as Class B common stock following the Transaction. No other shares of capital stock or other voting securities of KVSB are issued, reserved for issuance or outstanding. All issued and outstanding Shares, Class B Shares and Class K Shares are duly authorized, validly issued, fully paid and nonassessable and not subject to preemptive rights. Except as set forth in KVSB’s organizational documents, there are no outstanding contractual obligations of KVSB to repurchase, redeem or otherwise acquire any Shares or any capital equity of KVSB. Except as set forth in KVSB’s certificate of incorporation, there are no securities or instruments issued by or to which KVSB is a party containing anti-dilution or similar provisions that will be triggered by the issuance of (i) the Shares pursuant to this Subscription Agreement or (ii) the shares to be issued pursuant to any Other Subscription Agreement.

(h) KVSB is in compliance with all applicable law, and KVSB has not received any written communication from a governmental authority that alleges that KVSB is not in compliance with or is in default or violation of any applicable law, except where such non-compliance, default or violation would not reasonably be expected to be, individually or in the aggregate, material to KVSB.

(i) Assuming the accuracy of the Investor’s representations and warranties set forth in Section 6 of this Subscription Agreement, no registration under the Securities Act is required for the offer and sale of the Shares by KVSB to the Investor.

(j) Neither KVSB nor any person acting on its behalf has offered or sold the Shares by any form of general solicitation or general advertising in violation of the Securities Act and neither KVSB, nor any person acting on its behalf has offered any of the Shares in a manner involving a public offering under, or in a distribution in violation of, the Securities Act or any state securities laws. Neither KVSB, nor any person acting on its behalf has, directly or indirectly, made any offers or sales of any security of KVSB nor solicited any offers to buy any security under circumstances that would adversely affect reliance by KVSB on Section 4(a)(2) of the Securities Act for the exemption from registration for the transactions contemplated hereby or would require registration of the issuance of the Shares under the Securities Act.

(k) The shares of Class A common stock of KVSB are registered pursuant to Section 12(b) of the Exchange Act and are listed for trading on the Stock Exchange. There is no suit, action, proceeding, or investigation pending, or, to the knowledge of KVSB, threatened against KVSB, including, but not limited to, any suit, action, proceeding or investigation by the Stock Exchange or the SEC, respectively, to prohibit or terminate the listing of, or suspend the trading of, the shares of Class A common stock of KVSB or to deregister the shares of Class A common stock of KVSB under the Exchange Act or the Stock Exchange. KVSB has taken no action that is designed to terminate the registration of, or suspend the trading of, the shares of Class A common stock under the Exchange Act or the Stock Exchange.

(l) KVSB is not under any obligation to pay any broker’s fee or commission in connection with the sale of the Shares to the Investor other than to Evercore Group LLC, Morgan Stanley & Co., LLC or any other placement agent (that may be appointed by KVSB) or any of their respective affiliates (collectively, the “Placement Agents”). KVSB and/or the Company is responsible for the payment of any fees or commissions of the Placement Agents.

(m) The Other Subscription Agreements reflect the same Per Share Subscription Price and other terms with respect to the purchase of the Shares that are no more favorable in any material respect to such Other Investor thereunder than the terms of this Subscription Agreement, other than terms particular to the regulatory requirements of such Other Investor or its affiliates or related funds. KVSB has not, and to its knowledge, no affiliate of KVSB has, entered into any side letter or similar arrangement with any Other Investor or any other investor in connection with such Other Investor’s or other investor’s direct or indirect investment in KVSB, other than the Other Subscription Agreements and the Transaction Agreement.

(n) None of KVSB, any of its officers, directors, managers, managing members, general partners or any other person acting in a similar capacity or carrying out a similar function, is (i) named on the Specially Designated Nationals and Blocked Persons List, the Foreign Sanctions Evaders List, the Sectoral Sanctions Identification List, or any other similar list of sanctioned persons administered by the U.S. Treasury Department’s Office of Foreign Assets Control (“OFAC”), or any similar list of sanctioned persons administered by the United Kingdom, the European Union or any individual European Union member state (collectively, “Sanctions Lists”); (ii) directly or indirectly owned or controlled by, or acting on behalf of, one or more persons on a Sanctions List; (iii) organized, incorporated, established, located, resident or born in, or a citizen, national, or the government, including any political subdivision, agency, or instrumentality thereof, of, Cuba, Iran, North Korea, Syria, Venezuela, the Crimea region of Ukraine, or any other country or territory embargoed or subject to substantial trade restrictions by the United States, the United Kingdom, the European Union or any individual European Union member state; (iv) a Designated National as defined in the Cuban Assets Control Regulations, 31 C.F.R. Part 515; or (v) a non-U.S. shell bank or providing banking services indirectly to a non-U.S. shell bank (collectively, “Sanctions”). KVSB represents and covenants that if it is or becomes subject to the Bank Secrecy Act (31 U.S.C. Section 5311 et seq.) (the “BSA”), as amended by the USA PATRIOT Act of 2001 (the “PATRIOT Act”), and its implementing regulations (collectively, the “BSA/PATRIOT Act”), that KVSB maintains or will maintain policies and procedures reasonably designed to comply with applicable obligations under the BSA/PATRIOT Act. KVSB also represents and covenants that it maintains and will maintain policies and procedures reasonably designed to ensure compliance with applicable financial recordkeeping and reporting requirements of the Currency and Foreign Transactions Reporting Act of 1970, as amended, and sanctions administered by the United States, the United Kingdom, the European Union, or any individual European Union member state, to the extent applicable to it. KVSB further covenants that it will not directly or indirectly use the proceeds of the PIPE Investment hereunder; lend, contribute or otherwise make available such proceeds to a subsidiary, joint venture partner or other person or entity; or otherwise conduct its business (i) to fund or facilitate any activities of or business with any person that, at the time of such funding or facilitation, is the subject of or target of any Sanctions, (ii) to fund or facilitate any activities of or business in any country or territory that is the subject or target of Sanctions or (iii) in any other manner that will result in a violation by any person (including any person participating in the transaction, whether as placement agent, advisor, investor or otherwise) of Sanctions or to otherwise cause any such person to be deemed to violate or be noncompliant with any sanctions program or anti-money laundering laws.

(o) Neither KVSB nor the Company is a U.S. business that (i) produces, designs, tests, manufactures, fabricates, or develops one or more “critical technologies”; (ii) performs the functions as set forth in column 2 of Appendix A to 31 C.F.R. Part 800 with respect to “covered investment critical infrastructure”; or (iii) maintains or collects, directly or indirectly, “sensitive personal data” of U.S. citizens, in each case as such terms in quotation marks are defined in the Defense Production Act of 1950, as amended, including all implementing regulations thereof.

(p) There are no pending or, to the knowledge of KVSB, threatened, suits, claims, actions, or proceedings, which, if determined adversely, would, individually or in the aggregate, reasonably be expected to have a KVSB Material Adverse Effect. There is no unsatisfied judgment or any open injunction binding upon KVSB, which would, individually or in the aggregate, reasonably be expected to have a KVSB Material Adverse Effect.

(q) KVSB is not, and immediately after receipt of payment for the Shares will not be, an “investment company” within the meaning of the Investment Company Act of 1940, as amended (the “Investment Company Act”), or (ii) a “business development company” (as defined in Section 2(a)(48) of the Investment Company Act).

6. Investor Representations and Warranties. The Investor represents and warrants to KVSB, as of the date hereof and as of the Closing Date, that:

(a) The Investor (i) is (A) a “qualified institutional buyer” (as defined in Rule 144A under the Securities Act), (B) an “accredited investor” (within the meaning of Rule 501(a)(1), (2), (3), (5), (7) or (8) under the Securities Act), in each case, satisfying the applicable requirements set forth on Schedule A (and in each case the Investor understands that the offering meets the exemptions for filing under FINRA Rule 5123(b)(1)(C) or (J)) or (C) an Institutional Account as defined in FINRA Rule 4512(c) (in which case the Investor understands that the offering (i) meets the exemptions for filing under FINRA Rule 5123(b)(1)(A) and (ii) the institutional customer exemption under FINRA Rule 2111(b)), (ii) is acquiring the Shares only for his, her or its own account and not for the account of others, or if the Investor is subscribing for the Shares as a fiduciary or agent for one or more investor accounts, each owner of each such account is independently a qualified institutional buyer, the Investor has full investment discretion with respect to each such account, and the full power and authority to make the acknowledgements, representations and agreements herein on behalf of each owner of each such account and (iii) is not acquiring the Shares with a view to, or for offer or sale in connection with, any distribution thereof in violation of the Securities Act or the securities law of any other jurisdiction (and shall provide the requested information set forth on Schedule A). The Investor is not an entity formed for the specific purpose of acquiring the Shares.

(b) The Investor acknowledges and agrees that the Shares are being offered in a transaction not involving any public offering within the meaning of the Securities Act, that the Shares have not been registered under the Securities Act and that KVSB is not required to register the Shares except as set forth in Section 7 of this Subscription Agreement. The Investor acknowledges and agrees that the Shares may not be offered, resold, transferred, pledged or otherwise disposed of by the Investor absent an effective registration statement under the Securities Act except (i) to KVSB or a subsidiary thereof, (ii) to non-U.S. persons pursuant to offers and sales that occur outside the United States within the meaning of Regulation S under the Securities Act or (iii) pursuant to another applicable exemption from the registration requirements of the Securities Act, and, in each case, in accordance with any applicable securities laws of the states of the United States and other applicable jurisdictions, and that any certificates or book entry records representing the Shares shall contain a restrictive legend to such effect. The Investor acknowledges and agrees that the Shares will be subject to the foregoing securities law transfer restrictions and, as a result of these transfer restrictions, the Investor may not be able to readily offer, resell, transfer, pledge or otherwise dispose of the Shares and may be required to bear the financial risk of an investment in the Shares for an indefinite period of time. The Investor acknowledges and agrees that the Shares will not immediately be eligible for offer, resale, transfer, pledge or disposition pursuant to Rule 144 promulgated under the Securities Act, and that the provisions of

Rule 144(i) will apply to the Shares. The Investor acknowledges and agrees that it has been advised to consult legal, tax and accounting prior to making any offer, resale, transfer, pledge or disposition of any of the Shares. The Investor has determined based on its own independent review and such professional advice as it deems appropriate that the Shares are a suitable investment for the Investor, notwithstanding the substantial risks inherent in investing in or holding the Shares.

(c) The Investor acknowledges and agrees that the Investor is purchasing the Shares from KVSB. The Investor further acknowledges that there have been no representations, warranties, covenants and agreements made to the Investor by or on behalf of KVSB, the Company, any of their respective affiliates or any control persons, officers, directors, employees, agents or representatives of any of the foregoing or any other person or entity, expressly or by implication, in each case other than the SEC Reports and those representations, warranties, covenants and agreements of KVSB expressly set forth in this Subscription Agreement.

(d) The Investor acknowledges and agrees that the Investor has received such information as the Investor deems necessary in order to make an investment decision with respect to the Shares, including, without limitation, with respect to KVSB, the Transaction and the business of the Company and its subsidiaries. Without limiting the generality of the foregoing, the Investor acknowledges that he, she or it has received access to and has had an adequate opportunity to review the SEC Reports, financial and other such information as the Investor deems necessary in order to make an investment decision with respect to the Shares, including with respect to KVSB, the Company and the Transaction. The Investor acknowledges and agrees that the Investor and the Investor’s legal, accounting, regulatory, tax and other professional advisor(s), if any, have had the opportunity to ask such questions, receive such answers and obtain such information as the Investor and such Investor’s legal, accounting, regulatory, tax and other professional advisor(s), if any, have deemed necessary to make an investment decision with respect to the Shares. In making its decision to purchase the Shares, the Investor represents that it has relied solely upon independent investigation made by the Investor, the Investor’s own sources of information, investment analysis and due diligence (including professional advice the Investor deems appropriate) and the representations, warranties and covenants of KVSB contained in this Subscription Agreement with respect to the Transaction, the Shares and the business, condition (financial and otherwise), management, operations, properties and prospects of KVSB and the Company including but not limited to all business, legal, regulatory, accounting, credit, tax and other economic matters. Without limiting the generality of the foregoing, the Investor has not relied on any statements or other information provided by or on behalf of anyone (including Evercore Group L.L.C. and Morgan Stanley & Co., LLC or any of their respective affiliates or any control persons, officers, directors, employees, agents or representatives of either of the foregoing), other than KVSB and its representatives concerning KVSB, the Company, the Transaction, the Transaction Agreement, this Subscription Agreement or the transactions contemplated hereby or thereby, the Shares or the offer and sale of the Shares. The Investor further acknowledges that the Investor has not relied upon the Placement Agents in connection with the Investor’s due diligence review of the offering of the Shares and KVSB. The Investor acknowledges and agrees that (a) it has been informed that each of the Placement Agents is acting solely as placement agent in connection with the Transaction and is not acting as an underwriter or in any other capacity in connection with the Subscription and is not and shall not be construed as a fiduciary for the Investor in connection with the Transaction, (b) the Placement Agents have not made and will not make any representation or warranty, whether express or implied, of any kind or character and have not provided any advice, including without limitation financial advice, or recommendation in connection with the Transaction, in each case, to the Investor, (c) the Placement Agents have not solicited any action from the Investor with respect to the offer and sale of the Shares, (d) the Placement Agents will have no responsibility to the Investor with respect to (i) any representations, warranties or agreements made by any person or entity under or in connection with the Transaction or any of the documents furnished pursuant thereto or in connection therewith, or the execution, legality, validity or enforceability (with respect to any person) or any thereof, or (ii) the business, condition (financial and otherwise), management, operations, properties or prospects of, KVSB, the Company or the Transaction and (e) the Placement Agents shall have no liability or obligation (including without limitation, for or with respect to any losses, claims, damages, obligations, penalties, judgments, awards, liabilities, costs, expenses or disbursements incurred by Investor), whether in contract, tort or otherwise, to the Investor, or to any person claiming through the Investor, in respect of the Transaction. The Investor further acknowledges that Evercore Group L.L.C. and Morgan Stanley & Co., LLC are acting as financial advisor to the Company in connection with the Transaction, and that the Placement Agents may receive fees both for their placement agent services and financial advisory services.

(e) The Investor became aware of this offering of the Shares solely by means of direct contact between the Investor and KVSB, the Company or a representative of KVSB or the Company, and the Shares were offered to the Investor solely by direct contact between the Investor and KVSB, the Company or a representative of KVSB or the Company. The Investor did not become aware of this offering of the Shares, nor were the Shares offered to the Investor, by any other means. The Investor acknowledges that the Shares (i) were not offered to it by any form of general solicitation or general advertising and (ii) to its knowledge, are not being offered in a manner involving a public offering under, or in a distribution in violation of, the Securities Act, or any state securities laws. The Investor acknowledges that it is not relying upon, and has not relied upon, any statement, representation or warranty made by any person, firm or corporation (including, without limitation, KVSB, the Company, the Placement Agents, any of their respective affiliates or any control persons, officers, directors, employees, agents or representatives of any of the foregoing), other than the SEC Reports and the representations and warranties of KVSB contained in this Subscription Agreement, in making its investment or decision to invest in KVSB.

(f) The Investor acknowledges that it is aware that there are substantial risks incident to the purchase and ownership of the Shares, including those set forth in the SEC Reports. The Investor has such knowledge and experience in financial and business matters as to be capable of evaluating the merits and risks of an investment in the Shares, and the Investor has sought such accounting, legal and tax advice as the Investor has considered necessary to make an informed investment decision and the Investor has made its own assessment and has satisfied itself concerning relevant tax or other economic considerations relative to its purchase of the Shares. The Investor acknowledges that Investor shall be responsible for any of the Investor’s tax liabilities that may arise as a result of the transactions contemplated by this Subscription Agreement, and that neither KVSB nor the Company has provided any tax advice or any other representation or guarantee regarding the tax consequences of the transactions contemplated by the Subscription Agreement.

(g) Alone, or together with any professional advisor(s), the Investor has analyzed and considered the risks of an investment in the Shares and that the Investor is able at this time and in the foreseeable future to bear the economic risk of a total loss of the Investor’s investment in KVSB. The Investor acknowledges specifically that a possibility of total loss exists.

(h) The Investor acknowledges that no federal or state agency has passed upon or endorsed the merits of the offering of the Shares or made any findings or determination as to the fairness of an investment in the Shares.

(i) The Investor, if not a natural person, has been duly formed or incorporated and is validly existing and in good standing under the laws of its jurisdiction of formation or incorporation (to the extent such concept exists in such jurisdiction), with power and authority to enter into, deliver and perform its obligations under this Subscription Agreement.

(j) The execution, delivery and performance by the Investor of this Subscription Agreement are within the powers of the Investor, have been duly authorized and will not constitute or result in a breach or default under or conflict with any order, ruling or regulation of any court or other tribunal or of any governmental commission or agency, or any agreement or other undertaking, to which the Investor is a party or by which the Investor is bound, that would reasonably be expected to have a material adverse effect on the Investor’s ability to consummate the transactions contemplated hereby (an “Investor Material Adverse Effect”), and, if the Investor is not a natural person, will not conflict with or violate any provisions of the Investor’s organizational documents, including, without limitation, its incorporation or formation papers, bylaws, indenture of trust or partnership or operating agreement, as may be applicable. The signature of the Investor on this Subscription Agreement is genuine, and the signatory, if the Investor is a natural person, has legal competence and capacity to execute the same or, if the Investor is not a natural person, the signatory has been duly authorized to execute the same, and, this Subscription Agreement has been duly executed and delivered by the Investor and, assuming that this Subscription Agreement constitutes the valid and binding agreement of KVSB, this Subscription Agreement constitutes a legal, valid and binding obligation of the Investor, enforceable against the Investor in accordance with its terms except as may be limited or otherwise affected by (i) bankruptcy, insolvency, fraudulent conveyance, reorganization, moratorium or other laws relating to or affecting the rights of creditors generally, and (ii) principles of equity, whether considered at law or equity.

(k) Neither the Investor nor, if the Investor is not a natural person, any of its officers, directors, managers, managing members, general partners or any other person acting in a similar capacity or carrying out a similar function, is (i) a person or entity named on a Sanctions List; (ii) directly or indirectly owned or controlled by, or acting on behalf of, one or more persons on a Sanctions List; (iii) organized, incorporated, established, located, resident or born in, or a citizen, national, or the government, including any political subdivision, agency, or instrumentality thereof, of, Cuba, Iran, North Korea, Syria, Venezuela, the Crimea region of Ukraine, or any other country or territory embargoed or subject to substantial trade restrictions by the United States, the United Kingdom, the European Union or any individual European Union member state; (iv) a Designated National as defined in the Cuban Assets Control Regulations, 31 C.F.R. Part 515; or (v) a non-U.S. shell bank or providing banking services indirectly to a non-U.S. shell bank (each, a “Prohibited Investor”). The Investor also represents, if the Investor is not a natural person, that it maintains policies and procedures reasonably designed to ensure compliance with sanctions administered by the United States, the United Kingdom, the European Union or any individual European Union member state. The Investor further represents that the Investor maintains policies and procedures reasonably designed to ensure that the funds held by the Investor and used to purchase the Shares were legally derived and were not obtained, directly or indirectly, from a Prohibited Investor.

(l) If the Investor is or is acting on behalf of (i) an employee benefit plan that is subject to Title I of the Employee Retirement Income Security Act of 1974, as amended (“ERISA”), (ii) a plan, an individual retirement account or other arrangement that is subject to Section 4975 of the Internal Revenue Code of 1986, as amended (the “Code”), (iii) an entity whose underlying assets are considered to include “plan assets” of any such plan, account or arrangement described in clauses (i) and (ii) (each, an “ERISA Plan”), or (iv) an employee benefit plan that is a governmental plan (as defined in Section 3(32) of ERISA), a church plan (as defined in Section 3(33) of ERISA), a non-U.S. plan (as described in Section 4(b)(4) of ERISA) or other plan that is not subject to the foregoing clauses (i), (ii) or (iii) but may be subject to provisions under any other federal, state, local, non-U.S. or other laws or regulations that are similar to such provisions of ERISA or the Code (collectively, “Similar Laws,” and together with ERISA Plans, “Plans”), the Investor represents and warrants that (A) neither KVSB, the Company nor any of their respective affiliates (the “Transaction Parties”) has provided investment advice or has otherwise acted as the Plan’s fiduciary, or has been relied on for advice, with respect to its decision to acquire and hold the Shares, and none of the Transaction Parties is or shall at any time be the Plan’s fiduciary with respect to any decision in connection with the Investor’s investment in the Shares; and (B) its purchase of the Shares will not result in a non-exempt prohibited transaction under Section 406 of ERISA or Section 4975 of the Code, or any applicable Similar Law.

(m) No disclosure or offering document has been prepared by the Placement Agents in connection with the offer and sale of the Shares.

(n) The Investor acknowledges that none of the Placement Agents, nor any of their respective affiliates, nor any control persons, officers, directors, employees, agents or representatives of any of the foregoing has made any independent investigation with respect to KVSB, the Company or any of their subsidiaries or any of their respective businesses, or the Shares or the accuracy, completeness or adequacy of any information supplied to the Investor by KVSB, and do not make any representation or warranty with respect to KVSB, the Company, the Shares or the accuracy, completeness or adequacy of any information supplied to the Investor by KVSB or the Company.

(o) The Investor acknowledges that in connection with the issue and purchase of the Shares, none of the Placement Agents has acted as the Investor’s underwriter, initial purchaser, dealer, financial advisor, fiduciary or in any other such capacity.

(p) The Investor has or has commitments to have, and when required to deliver payment to KVSB pursuant to Section 2 above, will have, sufficient funds to pay the Subscription Amount and consummate the purchase and sale of the Shares pursuant to this Subscription Agreement.

(q) The Investor acknowledges that (i) the Placement Agents may have acquired, or may acquire, nonpublic information with respect to KVSB that is not known to the Investor and that may be material to a decision to enter into this transaction to purchase Shares (“Excluded Information”), and (ii) the Investor has determined to enter into the transaction to purchase the Shares notwithstanding its lack of knowledge of the Excluded Information.

(r) The Investor acknowledges and agrees that it is not an underwriter within the meaning of Section 2(a)(11) of the Securities Act and that the purchase and sale of Shares hereunder meets the exemptions from filing under FINRA Rule 5123(b)(1).

(s) No foreign person (as defined in 31 C.F.R. Part 800.224) in which the national or subnational governments of a single foreign state have a substantial interest (as defined in 31 C.F.R. Part 800.244) will acquire a substantial interest in KVSB as a result of the purchase and sale of Shares hereunder such that a declaration to the Committee on Foreign Investment in the United States would be mandatory under 31 C.F.R. Part 800.401, and no foreign person will have control (as defined in 31 C.F.R. Part 800.208) over KVSB from and after the Closing as a result of the purchase and sale of Shares hereunder.

7. Registration Rights.

(a) KVSB agrees that, within thirty (30) calendar days following the Closing Date (such deadline, the “Filing Deadline”), KVSB will submit to or file with the SEC (at its sole cost and expense) a registration statement for a shelf registration on Form S-1 or Form S-3 (if KVSB is then eligible to use a Form S-3 shelf registration) (the “Registration Statement”), in each case, covering the resale of the Shares acquired by the Investor pursuant to this Subscription Agreement (the “Registrable Shares”) and KVSB shall use its commercially reasonable efforts to have the Registration Statement declared effective as soon as practicable after the filing thereof, but no later than the earlier of (i) the ninetieth (90th) calendar day following the Closing Date if the SEC notifies KVSB that it will “review” the Registration Statement and (ii) the fifth (5th) business day after the date KVSB is notified (orally or in writing, whichever is earlier) by the SEC that the Registration Statement will not be “reviewed” or will not be subject to further review (such earlier date, the “Effectiveness Deadline”); provided, however, that if the Effectiveness Deadline falls on a Saturday, Sunday or other day that the SEC is closed for business, the Effectiveness Deadline shall be extended to the next business day on which the SEC is open for business; and provided, further, that (x) KVSB shall use its commercially reasonable efforts to provide a draft of the initial Registration Statement to the Investor for review at least three (3) business days in advance of the filing of the initial Registration Statement, so long as KVSB shall not be required to delay or postpone the filing of such initial Registration Statement as a result of or in connection with the Investor’s review; and (y) KVSB’s obligations to include the Registrable Shares in the Registration Statement are contingent upon the Investor furnishing in writing to KVSB such information regarding the Investor, the securities of KVSB held by the Investor and the intended method of disposition of the Registrable Shares (which shall be limited to non-underwritten public offerings) as shall be reasonably requested by KVSB to effect the registration of the Registrable Shares, and the Investor shall execute such documents in connection with such registration as KVSB may reasonably request that are customary of a selling stockholder in similar situations; provided that the Investor shall not in connection with the foregoing be required to execute any lock-up or similar agreement or otherwise be subject to any contractual restriction on the ability to transfer the Registrable Shares. The Registration Statement shall include a “plan of distribution” that permits all lawful means of disposition of the Registrable Shares by the Investor, including block sales, agented transactions, sales directly into the market and other customary provisions (but, excluding for the avoidance of doubt, underwritten offerings). Notwithstanding the foregoing, if the SEC prevents KVSB from including any or all of the shares proposed to be registered under the Registration Statement due to limitations on the use of Rule 415 of the Securities Act for the resale of the Shares by the applicable shareholders or otherwise, such Registration Statement shall register for resale such number of Shares which is equal to the maximum number of Shares as is permitted by the SEC. In such event, the number of Shares to be registered for each selling shareholder named in the Registration Statement shall be reduced pro rata among all such selling shareholders, and as promptly as practicable after being permitted to register additional shares under Rule 415 under the Securities Act, KVSB shall amend the Registration Statement or file one or more new Registration Statement(s) (such new Registration Statement shall also be deemed to be “Registration Statement” hereunder) to register such additional subscribed Shares and cause such amendment or Registration Statement(s) to become effective as promptly as practicable after the filing thereof. Unless otherwise agreed to in writing by the Investor, the Investor shall not be identified as a statutory underwriter in the Registration Statement unless requested by the SEC; provided, that if the SEC requests that Investor be identified as a statutory underwriter in the Registration Statement, Investor will have the opportunity to withdraw from the Registration Statement upon its prompt written request to KVSB. For as long as the Investor holds Shares, KVSB will use commercially reasonable efforts to file all reports for so long as the condition in Rule 144(c)(1) (or Rule 144(i)(2), if applicable) is required to be satisfied, and provide all customary and reasonable cooperation, necessary to enable the undersigned to resell the Shares acquired hereunder pursuant to Rule 144 of the Securities Act (in each case, when Rule 144 of the Securities Act becomes available to the Investors), including providing customary and reasonable legal opinions to KVSB’s transfer agent. Any failure by KVSB to file the Registration Statement by the Filing Deadline or to effect such Registration Statement by the Effectiveness Deadline shall not otherwise relieve KVSB of its obligations to file or effect the Registration Statement as set forth above in this Section 7.

(b) In the case of the registration effected by KVSB pursuant to this Subscription Agreement, KVSB shall, upon reasonable request, inform the Investor as to the status of such registration. At its expense, KVSB shall:

(i) except for such times as KVSB is permitted hereunder to suspend the use of the prospectus forming part of a Registration Statement, use its commercially reasonable efforts to keep such registration, and any qualification, exemption or compliance under state securities laws which KVSB determines to obtain, continuously effective with respect to Investor, and to keep the applicable Registration Statement or any subsequent shelf registration statement free of any material misstatements or omissions, until the earlier of the following: (A) the Investor ceases to hold any Registrable Shares, (B) the date all Registrable Shares held by the Investor may be sold without restriction under Rule 144 and without the requirement for KVSB to be in compliance with the current public information required under Rule 144(c)(1) (or Rule 144(i)(2), if applicable), including without limitation, any volume and manner of sale restrictions which may be applicable to affiliates under Rule 144, and (C) two (2) years from the date of effectiveness of the Registration Statement. The period of time during which KVSB is required hereunder to keep a Registration Statement effective is referred to herein as the “Registration Period”;

(ii) during the Registration Period, advise the Investor, as expeditiously as possible:

(1) when a Registration Statement or any amendment thereto has been filed with the SEC;

(2) after it shall receive notice or obtain knowledge thereof, of the issuance by the SEC of any stop order suspending the effectiveness of any Registration Statement or the initiation of any proceedings for such purpose;

(3) of the receipt by KVSB of any notification with respect to the suspension of the qualification of the Registrable Shares included therein for sale in any jurisdiction or the initiation or threatening of any proceeding for such purpose; and

(4) subject to the provisions in this Subscription Agreement, of the occurrence of any event that requires the making of any changes in any Registration Statement or prospectus so that, as of such date, the statements therein are not misleading and do not omit to state a material fact required to be stated therein or necessary to make the statements therein (in the case of a prospectus, in the light of the circumstances under which they were made) not misleading.

Notwithstanding anything to the contrary set forth herein, KVSB shall not, when so advising the Investor of such events, provide the Investor with any material, nonpublic information regarding KVSB other than to the extent that providing notice to the Investor of the occurrence of the events listed in (1) through (4) above may constitute material, nonpublic information regarding KVSB;

(iii) during the Registration Period, use its commercially reasonable efforts to obtain the withdrawal of any order suspending the effectiveness of any Registration Statement as soon as reasonably practicable;

(iv) during the Registration Period, upon the occurrence of any event contemplated in Section 7(b)(ii)(4) above, except for such times as KVSB is permitted hereunder to suspend, and has suspended, the use of a prospectus forming part of a Registration Statement, KVSB shall use its commercially reasonable efforts to as soon as reasonably practicable prepare a post-effective amendment to such Registration Statement or a supplement to the related prospectus, or file any other required document so that, as thereafter delivered to purchasers of the Registrable Shares included therein, such prospectus will not include any untrue statement of a material fact or omit to state any material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading;

(v) during the Registration Period, use its commercially reasonable efforts to cause all Registrable Shares to be listed on each securities exchange or market, if any, on which the Shares have been listed;

(vi) during the Registration Period, use its commercially reasonable efforts to allow the Investor to review disclosure regarding the Investor in the Registration Statement; and

(vii) otherwise, in good faith, during the Registration Period, cooperate reasonably with, and take such customary actions as may reasonably be requested by the Investor, consistent with the terms of this Subscription Agreement, in connection with the registration of the Registrable Shares.

(c) Notwithstanding anything to the contrary in this Subscription Agreement, KVSB shall be entitled to delay the filing or effectiveness of, or suspend the use of, the Registration Statement if it determines that in order for the Registration Statement not to contain a material misstatement or omission, (i) an amendment thereto would be needed to include information that would at that time not otherwise be required in a current, quarterly, or annual report under the Exchange Act, or (ii) the negotiation or consummation of a transaction by KVSB or its subsidiaries is pending or an event has occurred, which negotiation, consummation or event KVSB’s board of directors reasonably believes, upon advice of legal counsel, would require additional disclosure by KVSB in the Registration Statement of material information that KVSB has a bona fide business purpose for keeping confidential and the non-disclosure of which in the Registration Statement would be expected, in the reasonable determination of KVSB’s board of directors, upon advice of legal counsel, to cause the Registration Statement to fail to comply with applicable disclosure requirement (each such circumstance, a “Suspension Event”); provided, however, that KVSB may not delay or suspend the Registration Statement on more than two occasions or for more than sixty (60) consecutive calendar days, or more than ninety (90) total calendar days, in each case, during any twelve-month period. Upon receipt of any written notice from KVSB of the happening of any Suspension Event during the period that the Registration Statement is effective or if as a result of a Suspension Event the Registration Statement or related prospectus contains any untrue statement of a material fact or omits to state any material fact required to be stated therein or necessary to make the statements therein (in light of the circumstances under which they were made, in the case of the prospectus) not misleading, the Investor agrees that (i) it will immediately discontinue offers and sales of the Registrable Shares under the Registration Statement (excluding, for the avoidance of doubt, sales conducted pursuant to Rule 144) until the Investor receives copies of a supplemental or amended prospectus (which KVSB agrees to promptly prepare) that corrects the misstatement(s) or omission(s) referred to above and receives notice that any post-effective amendment has become effective or unless otherwise notified by KVSB that it may resume such offers and sales, and (ii) it will maintain the confidentiality of any information included in such written notice delivered by KVSB unless otherwise required by law or subpoena; provided that, for the avoidance of doubt, such written notice shall not include any material non-public information with respect to KVSB. If so directed by KVSB, the Investor will deliver to KVSB or, in the Investor’s sole discretion destroy, all copies of the prospectus covering the Registrable Shares in Investor’s possession; provided, however, that this obligation to deliver or destroy all copies of the prospectus covering the Registrable Shares shall not apply (A) to the extent the Investor is required to retain a copy of such prospectus (1) in order to comply with applicable legal, regulatory, self-regulatory or professional requirements or (2) in accordance with a bona fide pre-existing document retention policy or (B) to copies stored electronically on archival servers as a result of automatic data back-up. The Investor may deliver written notice (an “Opt-Out Notice”) to KVSB requesting that the Investor not receive notices from KVSB regarding the suspension of the Registration Statement; provided, however, that the Investor may later revoke any such Opt-Out Notice in writing. Following receipt of an Opt-Out Notice from the Investor (unless subsequently revoked), (i) KVSB shall not deliver any such notices to the Investor and the Investor shall no longer be entitled to the rights associated with any such notice and (ii) each time prior to the Investor’s intended use of an effective Registration Statement, the Investor will notify KVSB in writing at least two (2) business days in advance of such intended use, and if a notice of a suspension was previously delivered (or would have been delivered but for the provisions of this Section 7(c) and the related suspension period remains in effect), KVSB will so notify the Investor, within one (1) business day after the Investor’s notification to KVSB, by delivering to the Investor a copy of such previous notice of suspension, and thereafter will provide the Investor with the related notice of the conclusion of such suspension promptly following its availability.

(d) Indemnification.

(i) KVSB agrees to indemnify, to the extent permitted by law, the Investor (to the extent a seller under the Registration Statement), its directors, officers, employees, advisers and agents, and each person or entity who controls the Investor (within the meaning of the Securities Act), to the extent not prohibited by law, against all losses, claims, damages, liabilities and reasonable and documented out of pocket expenses (including, without limitation, reasonable and documented outside attorneys’) as incurred caused by any untrue or alleged untrue statement of material fact contained in any Registration Statement, prospectus included in any Registration Statement or preliminary prospectus or any amendment thereof or supplement thereto or document incorporated by reference therein or any omission or alleged omission of a material fact required to be stated therein or necessary to make the statements therein (in the case of a prospectus, in the light of the circumstances under which they were made) not misleading, except insofar as the same are solely caused by or contained in any information or affidavit so furnished in writing to KVSB by or on behalf of the Investor expressly for use therein.

(ii) In connection with any Registration Statement in which the Investor is participating, the Investor shall furnish (or cause to be furnished) to KVSB in writing such information and affidavits as KVSB reasonably requests for use in connection with any such Registration Statement or prospectus and, to the extent not prohibited by law, shall indemnify KVSB, its directors, officers, employees, advisers and agents, and each person or entity who controls KVSB (within the meaning of the Securities Act), to the extent not prohibited by law, against all losses, claims, damages, liabilities and expenses (including, without limitation, reasonable and documented outside attorneys’ fees) actually incurred as a result of any untrue or alleged untrue statement of material fact contained or incorporated by reference in any Registration Statement, prospectus or preliminary prospectus or any amendment thereof or supplement thereto or document incorporated by reference therein or any omission or alleged omission of a material fact required to be stated therein or necessary to make the statements therein (in the case of a prospectus, in the light of the circumstances under which they were made) not misleading, but only to the extent that such untrue statement or omission is contained (or not contained in, in the case of an omission) in any information or affidavit so furnished in writing by on behalf of the Investor expressly for use therein; provided, however, that the liability of the Investor shall be several and not joint and shall be in proportion to and limited to the net proceeds received by the Investor from the sale of Registrable Shares giving rise to such indemnification obligation.

(iii) Any person or entity entitled to indemnification herein shall (A) give prompt written notice to the indemnifying party of any claim with respect to which it seeks indemnification (provided that the failure to give prompt notice shall not impair any person’s or entity’s right to indemnification hereunder to the extent such failure has not prejudiced the indemnifying party) and (B) unless in such indemnified party’s reasonable judgment a conflict of interest between such indemnified and indemnifying parties may exist with respect to such claim, permit such indemnifying party to assume the defense of such claim with counsel reasonably satisfactory to the indemnified party. If such defense is assumed, the indemnifying party shall not be subject to any liability for any settlement made by the indemnified party without its consent (but such consent shall not be unreasonably withheld). An indemnifying party who is not entitled to, or elects not to, assume the defense of a claim shall not be obligated to pay the fees and expenses of more than one counsel for all parties indemnified by such indemnifying party with respect to such claim, unless in the reasonable judgment of any indemnified party a conflict of interest may exist between such indemnified party and any other of such indemnified parties with respect to such claim. No indemnifying party shall, without the consent of the indemnified party (which consent shall not be unreasonably withheld, conditioned or delayed), consent to the entry of any judgment or enter into any settlement which cannot be settled in all respects by the payment of money (and such money is so paid by the indemnifying party pursuant to the terms of such settlement) or which settlement includes a statement or admission of fault and culpability on the part of such indemnified party or which does not include as an unconditional term thereof the giving by the claimant or plaintiff to such indemnified party of a release from all liability in respect to such claim or litigation.

(iv) The indemnification provided for under this Subscription Agreement shall remain in full force and effect regardless of any investigation made by or on behalf of the indemnified party or any officer, director or controlling person or entity of such indemnified party and shall survive the transfer of the Shares.

(v) If the indemnification provided under this Section 7(d) from the indemnifying party is unavailable or insufficient to hold harmless an indemnified party in respect of any losses, claims, damages, liabilities and expenses referred to herein, then the indemnifying party, in lieu of indemnifying the indemnified party, shall contribute to the amount paid or payable by the indemnified party as a result of such losses, claims, damages, liabilities and expenses in such proportion as is appropriate to reflect the relative fault of the indemnifying party and the indemnified party, as well as any other relevant equitable considerations; provided, however, the aggregate liability of the Investor under this Section 7 shall be limited to the net proceeds received by the Investor from the sale of Registrable Shares giving rise to such indemnification obligation. The relative fault of the indemnifying party and indemnified party shall be determined by reference to, among other things, whether any action in question, including any untrue or alleged untrue statement of a material fact or omission or alleged omission to state a material fact, was made by (or not made by, in the case of an omission), or relates to information supplied by (or not supplied by, in the case of an omission), such indemnifying party or indemnified party, and the indemnifying party’s and indemnified party’s relative intent, knowledge, access to information and opportunity to correct or prevent such action. The amount paid or payable by a party as a result of the losses or other liabilities referred to above shall be deemed to include, subject to the limitations set forth in Sections 7(d)(i), (ii) and (iii) above, any legal or other fees, charges or expenses reasonably incurred by such party in connection with any investigation or proceeding. No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) shall be entitled to contribution pursuant to this Section 7(d)(v) from any person or entity who was not guilty of such fraudulent misrepresentation.

(e) For purposes of this Section 7, “Shares” shall mean, as of any date of determination, the subscribed Shares (as defined in the recitals to this Subscription Agreement) and any other equity security issued or issuable with respect to the subscribed Shares by way of share split, dividend, distribution, recapitalization, merger, exchange, replacement or similar event, and “Investor” shall include any affiliate of the Investor to which the rights under this Section 7 shall have been duly assigned.

(f) In connection with any sale, assignment, transfer or other disposition of the subscribed Shares by the Investor pursuant to Rule 144 or pursuant to any other exemption under the Securities Act such that the Shares held by the Investor become freely tradable and upon compliance by the Investor with the requirements of this Section 7(f), if requested by the Investor, KVSB shall cause the transfer agent for the Shares (the “Transfer Agent”) to remove any restrictive legends related to the book entry account holding such shares and make a new, unlegended entry for such book entry shares sold or disposed of without restrictive legends within three (3) trading days of any such request therefor from the Investor, provided that KVSB and the Transfer Agent have timely received from the Investor customary representations and other documentation reasonably acceptable to KVSB and the Transfer Agent in connection therewith. Subject to receipt from the Investor by KVSB and the Transfer Agent of customary representations (including a representation that Investor will only sell the Shares in accordance with an effective registration statement or Rule 144) and other documentation reasonably acceptable to KVSB and the Transfer Agent in connection therewith, the Investor may request that KVSB remove any legend from the book entry position evidencing its subscribed Shares and KVSB will, if required by the Transfer Agent, cause an opinion of KVSB’s counsel be provided, in a form reasonably acceptable to the Transfer Agent, to the effect that the removal of such restrictive legends in such circumstances may be effected under the Securities Act, following the earliest of such time as such Shares (i) (x) are subject to or (y) have been or are about to be sold or transferred pursuant to an effective registration statement, (ii) have been sold pursuant to Rule 144, or (iii) are eligible for resale under Rule 144(b)(1) or any successor provision without the requirement for KVSB to be in compliance with the current public information requirement under Rule 144 and without volume or manner-of-sale restrictions applicable to the sale or transfer of such shares. If restrictive legends are no longer required for such Shares pursuant to the foregoing, KVSB shall, in accordance with the provisions of this section and within three (3) trading days of any request therefor from the Investor accompanied by such customary and reasonably acceptable representations and other documentation referred to above establishing that restrictive legends are no longer required, deliver to the Transfer Agent irrevocable instructions that the Transfer Agent shall make a new, unlegended entry for such book entry shares. KVSB shall be responsible for the fees of its Transfer Agent, its legal counsel and all DTC fees associated with such issuance and the Investor shall be responsible for all other fees and expenses (including, without limitation, any applicable broker fees, fees and disbursements of their legal counsel and any applicable transfer taxes).

8. Termination. This Subscription Agreement shall terminate and be void and of no further force and effect, and all rights and obligations of the parties hereunder shall terminate without any further liability on the part of any party in respect thereof, upon the earliest to occur of (i) such date and time as the Transaction Agreement is terminated in accordance with its terms, (ii) upon the mutual written agreement of each of the parties hereto to terminate this Subscription Agreement, (iii) if the conditions to Closing set forth in Section 3 of this Subscription Agreement are not satisfied, or are not capable of being satisfied, on or prior to the Closing and, as a result thereof, the transactions contemplated by this Subscription Agreement will not be or are not consummated at the Closing and (iv) on or after the date that is 270 days after the date hereof if the Closing has not occurred on or prior to such date; provided that nothing herein will relieve any party from liability for any willful breach hereof prior to the time of termination, and each party will be entitled to any remedies at law or in equity to recover losses, liabilities or damages arising from any such willful breach. KVSB shall notify the Investor of the termination of the Transaction Agreement promptly after the termination of such agreement. Upon the termination of this Subscription Agreement in accordance with this Section 8, any monies paid by the Investor to KVSB in connection herewith shall be promptly (and in any event within one (1) business day after such termination) returned to the Investor without any deduction.

9. Investor Covenant. The Investor hereby agrees that, from the date of this Subscription Agreement, none of the Investor, its controlled affiliates, or any person or entity acting on behalf of the Investor or any of its controlled affiliates or pursuant to any understanding with the Investor or any of its controlled affiliates will engage in any Short Sales with respect to securities of KVSB prior to the Closing. For purposes of this Section 9, “Short Sales” shall include, without limitation, all “short sales” as defined in Rule 200 promulgated under Regulation SHO under the Exchange Act, and all types of direct and indirect stock pledges (other than pledges in the ordinary course of business as part of prime brokerage arrangements), forward sale contracts, options, puts, calls, swaps and similar arrangements (including on a total return basis), and other similar transactions through non-U.S. broker dealers or foreign regulated brokers. Notwithstanding the foregoing, (i) nothing herein shall prohibit other entities under common management with the Investor that have no knowledge of this Subscription Agreement or of the Investor’s participation in the Transaction or PIPE Investment (including the Investor’s controlled affiliates and/or affiliates) from entering into any Short Sales and (ii) in the case of an Investor that is a multi-managed investment vehicle whereby separate portfolio managers manage separate portions of such Investor’s assets and the portfolio managers have no knowledge of the investment decisions made by the portfolio managers managing other portions of such Investor’s assets, the covenant set forth above shall only apply with respect to the portion of assets managed by the portfolio manager that made the investment decision to purchase the Shares covered by this Subscription Agreement. KVSB acknowledges and agrees that, notwithstanding anything herein to the contrary, (i) this Section 9 shall not apply to (x) any sale (including the exercise of any redemption right) of securities of KVSB held by the Investor, its controlled affiliates or any person or entity acting on behalf of the Investor or any of its controlled affiliates prior to the execution of this Subscription Agreement, (y) any securities purchased by the Investor, its controlled affiliates or any person or entity acting on behalf of the Investor or any of its controlled affiliates in open market transactions after the execution of this Subscription Agreement or (z) ordinary course, non-speculative hedging transactions and (ii) the Shares may be pledged by the Investor in connection with a bona fide margin agreement, provided that such pledge shall be (x) pursuant to an available exemption from the registration requirements of the Securities Act or (y) pursuant to, and in accordance with, a registration statement that is effective under the Securities Act at the time of such pledge, and the Investor effecting a pledge of the Shares shall not be required to provide KVSB with any notice thereof; provided, however, that neither KVSB nor its counsel shall be required to take any action (or refrain from taking any action) in connection with any such pledge, other than providing any such lender of such margin agreement with an acknowledgment that the Shares are not subject to any contractual lock up or prohibition on pledging, the form of such acknowledgment to be subject to review and comment by KVSB.

10. Trust Account Waiver. The Investor acknowledges that KVSB is a blank check company with the powers and privileges to effect a merger, asset acquisition, reorganization or similar business combination involving KVSB and one or more businesses or assets. The Investor further acknowledges that, as described in KVSB’s prospectus relating to its initial public offering dated March 23, 2021 (the “Prospectus”) available at www.sec.gov, substantially all of KVSB’s assets consist of the cash proceeds of KVSB’s initial public offering and private placement of its securities, and substantially all of those proceeds have been deposited in a trust account (the “Trust Account”) for the benefit of KVSB, its public stockholders and the underwriter of KVSB’s initial public offering. Except with respect to interest earned on the funds held in the Trust Account that may be released to KVSB to pay its tax obligations, if any, the cash in the Trust Account may be disbursed only for the purposes set forth in the Prospectus. For and in consideration of KVSB entering into this Subscription Agreement, the receipt and sufficiency of which are hereby acknowledged, the Investor hereby irrevocably waives any and all right, title and interest, or any claim of any kind it has or may have in the future, in or to any monies held in the Trust Account, as a result of, in connection with or relating in any way to, this Subscription Agreement, regardless of whether such claim arises based on contract, tort, equity or any other theory of legal liability, and irrevocably agrees not to seek recourse against the Trust Account as a result of, or arising out of, this Subscription Agreement; provided however, that nothing in this Section 10 shall serve to limit or prohibit the Investor’s right to pursue a claim against KVSB for legal relief against assets held outside the Trust Account, for specific performance or other equitable relief. The Investor agrees and acknowledges that such irrevocable waiver is material to this Subscription Agreement and specifically relied upon by KVSB and its affiliates to induce KVSB to enter in this Subscription Agreement, and each such party further intends and understands such waiver to be valid, binding and enforceable against the Investor and its affiliates under applicable law. To the extent the Investor commences any action or proceeding based upon, in connection with, relating to or arising out of any matter relating to KVSB or its affiliates, which proceeding seeks, in whole or in part, monetary relief against KVSB or its affiliates, the Investor hereby acknowledges and agrees that the Investor’s sole remedy shall be against funds held outside of the Trust Account and that such claim shall not permit the Investor (or any person claiming on its behalf or in lieu of the Investor) to have any claim against the Trust Account (including any distributions therefrom) or any amounts contained therein. Notwithstanding anything else in this Section 10 to the contrary, nothing herein shall be deemed to waive or limit the Investor or its affiliates’ right, title, interest or claim to the Trust Account by virtue of the Investor’s record or beneficial ownership of Shares or other equity interests of KVSB acquired by any means other than pursuant to this Subscription Agreement, including but not limited to any redemption right with respect to any such securities of KVSB.

11. Miscellaneous.

(a) Neither this Subscription Agreement nor any rights that may accrue to the Investor hereunder (other than the Shares acquired hereunder, if any) may be transferred or assigned, other than an assignment to any fund or other entity or account managed by the same investment manager or investment advisor as the Investor or an affiliate thereof, or, with the prior written consent of KVSB, another person, provided that, if such transfer or assignment is prior to the Closing, such transferee or assignee, as applicable, executes a joinder to this Subscription Agreement or a separate subscription agreement in substantially the same form as this Subscription Agreement, including with respect to the Subscription Amount and other terms and conditions, provided, that, in the case of any such transfer or assignment made without the prior written consent of KVSB, as applicable, the initial party to this Subscription Agreement shall remain bound by its obligations under this Subscription Agreement in the event that the transferee or assignee, as applicable, does not comply with its obligations to consummate the purchase of Shares contemplated hereby. Neither this Subscription Agreement nor any rights that may accrue to KVSB hereunder or any of KVSB’s obligations may be transferred or assigned other than pursuant to the Transaction.

(b) KVSB may request from the Investor such additional information as KVSB may deem reasonably necessary to evaluate the eligibility of the Investor to acquire the Shares and in connection with the inclusion of the Shares in the Registration Statement, and the Investor shall reasonably promptly provide such information as may reasonably be requested, to the extent readily available and to the extent consistent with its internal policies and procedures; provided, that, KVSB agrees to keep any such information provided by the Investor confidential other than as necessary to include in any registration statement KVSB is required to file hereunder. The Investor acknowledges and agrees that if it does not provide KVSB with such requested information, KVSB may not be able to register the Shares acquired by the Investor pursuant to this Subscription Agreement for resale pursuant to Section 7 hereof. The Investor hereby agrees that its identity and the Subscription Agreement, as well as the nature of the Investor’s obligations hereunder, may be disclosed in any public disclosure required by the SEC and in any registration statement, proxy statement, consent solicitation statement or any other SEC filing to be filed by KVSB in connection with the issuance of Shares contemplated by this Subscription Agreement and/or the Transaction.

(c) The Investor acknowledges that (i) KVSB and, after the Closing, the Company will rely on the acknowledgments, understandings, agreements, representations and warranties of the Investor contained in this Subscription Agreement and (ii) the Placement Agents (as third-party beneficiaries with rights of enforcement on their own behalf and not, for the avoidance of doubt, on behalf of KVSB or the Company) will rely on the acknowledgments, understandings, agreements, representations and warranties of the Investor contained in Section 6 and Section 12 of this Subscription Agreement. Prior to the Closing, the Investor agrees to promptly notify KVSB and the Placement Agents if any of the acknowledgments, understandings, agreements, representations and warranties of the Investor set forth herein are no longer accurate. The Investor acknowledges and agrees that the purchase by the Investor of Shares under this Subscription Agreement from KVSB will constitute a reaffirmation of the acknowledgments, understandings, agreements, representations and warranties herein (as modified by any such notification) by the Investor as of the time of such purchase. KVSB acknowledges that the Investor and the Placement Agents will rely on the acknowledgments, understandings, agreements, representations and warranties of KVSB contained in this Subscription Agreement. Prior to the Closing, KVSB agrees to promptly notify the Investor and the Placement Agents if any of the acknowledgments, understandings, agreements, representations and warranties of KVSB set forth herein are no longer accurate.

(d) KVSB, the Placement Agents and the Investor each is irrevocably authorized to produce this Subscription Agreement or a copy hereof to any interested party in any administrative or legal proceeding or official inquiry with respect to the matters covered hereby.

(e) All of the representations and warranties contained in this Subscription Agreement shall survive the Closing. All of the covenants and agreements made by each party hereto in this Subscription Agreement shall survive the Closing.

(f) This Subscription Agreement may not be modified, waived or terminated (other than pursuant to the terms of Section 8 above) except by an instrument in writing, signed by each of the parties hereto and, with respect to any modification or waiver, to the extent required by the Transaction Agreement, the Company; provided that the Investor may waive any rights hereunder without obtaining written consent from KVSB or the Company. No failure or delay of either party in exercising any right or remedy hereunder shall operate as a waiver thereof, nor shall any single or partial exercise of any such right or power, or any abandonment or discontinuance of steps to enforce such right or power, or any course of conduct, preclude any other or further exercise thereof or the exercise of any other right or power. The rights and remedies of the parties and third-party beneficiaries hereunder are cumulative and are not exclusive of any rights or remedies that they would otherwise have hereunder.

(g) This Subscription Agreement (including the schedule hereto) constitutes the entire agreement, and supersedes all other prior agreements, understandings, representations and warranties, both written and oral, among the parties, with respect to the subject matter hereof. Except as set forth in Section 7(d), Section 9, Section 11(c), Section 11(d) and Section 12 with respect to the persons referenced therein, this Subscription Agreement shall not confer any rights or remedies upon any person other than the parties hereto, and their respective successor and assigns.

(h) Except as otherwise provided herein, this Subscription Agreement shall be binding upon, and inure to the benefit of the parties hereto and their heirs, executors, administrators, successors, legal representatives, and permitted assigns, and the agreements, representations, warranties, covenants and acknowledgments contained herein shall be deemed to be made by, and be binding upon, such heirs, executors, administrators, successors, legal representatives and permitted assigns.

(i) If any provision of this Subscription Agreement shall be adjudicated by a court of competent jurisdiction to be invalid, illegal or unenforceable, the validity, legality or enforceability of the remaining provisions of this Subscription Agreement shall not in any way be affected or impaired thereby and shall continue in full force and effect. The parties hereto shall endeavor in good faith negotiations to replace the prohibited, invalid or unenforceable provision(s) with a valid provision(s), the effect of which comes as close as possible to that of the prohibited, invalid or unenforceable provision(s).

(j) This Subscription Agreement may be executed in one or more counterparts (including by electronic mail or in .pdf) and by different parties in separate counterparts, with the same effect as if all parties hereto had signed the same document. Counterparts may be delivered via facsimile, electronic mail (including any electronic signature covered by the U.S. federal ESIGN Act of 2000, Uniform Electronic Transactions Act, the Electronic Signatures and Records Act or other applicable law, e.g., www.docusign.com) or other transmission method and any counterpart so delivered shall be deemed to have been duly and validly delivered and be valid and effective for all purposes. All counterparts so executed and delivered shall be construed together and shall constitute one and the same agreement.

(k) The parties hereto acknowledge and agree that irreparable damage would occur in the event that any of the provisions of this Subscription Agreement were not performed in accordance with their specific terms or were otherwise breached. It is accordingly agreed that the parties shall be entitled to an injunction or injunctions to prevent breaches of this Subscription Agreement, without posting a bond or undertaking and without proof of damages, to enforce specifically the terms and provisions of this Subscription Agreement, this being in addition to any other remedy to which such party is entitled at law, in equity, in contract, in tort or otherwise.

(l) This Subscription Agreement, and any claim or cause of action hereunder based upon, arising out of or related to this Subscription Agreement (whether based on law, in equity, in contract, in tort or any other theory) or the negotiation, execution, performance or enforcement of this Subscription Agreement, shall be governed by and construed in accordance with the laws of the State of Delaware, without giving effect to the principles of conflicts of law thereof.

(m) THE PARTIES HERETO IRREVOCABLY SUBMIT TO THE EXCLUSIVE JURISDICTION OF THE COURT OF CHANCERY OF THE STATE OF DELAWARE (OR, TO THE EXTENT SUCH COURT DOES NOT HAVE SUBJECT MATTER JURISDICTION, THE SUPERIOR COURT OF THE STATE OF DELAWARE, OR THE UNITED STATES DISTRICT COURT FOR THE DISTRICT OF DELAWARE) IN RESPECT OF THE INTERPRETATION AND ENFORCEMENT OF THE PROVISIONS OF THIS SUBSCRIPTION AGREEMENT AND THE DOCUMENTS REFERRED TO IN THIS SUBSCRIPTION AGREEMENT AND IN RESPECT OF THE TRANSACTIONS CONTEMPLATED HEREBY, AND HEREBY WAIVE, AND AGREE NOT TO ASSERT, AS A DEFENSE IN ANY ACTION, SUIT OR PROCEEDING FOR INTERPRETATION OR ENFORCEMENT HEREOF OR ANY SUCH DOCUMENT THAT IS NOT SUBJECT THERETO OR THAT SUCH ACTION, SUIT OR PROCEEDING MAY NOT BE BROUGHT OR IS NOT MAINTAINABLE IN SAID COURTS OR THAT VENUE THEREOF MAY NOT BE APPROPRIATE OR THAT THIS SUBSCRIPTION AGREEMENT OR ANY SUCH DOCUMENT MAY NOT BE ENFORCED IN OR BY SUCH COURTS, AND THE PARTIES HERETO IRREVOCABLY AGREE THAT ALL CLAIMS WITH RESPECT TO SUCH ACTION, SUIT OR PROCEEDING SHALL BE HEARD AND DETERMINED BY SUCH A DELAWARE STATE OR FEDERAL COURT. THE PARTIES HEREBY CONSENT TO AND GRANT ANY SUCH COURT JURISDICTION OVER THE PERSON OF SUCH PARTIES AND OVER THE SUBJECT MATTER OF SUCH DISPUTE AND AGREE THAT MAILING OF PROCESS OR OTHER PAPERS IN CONNECTION WITH SUCH ACTION, SUIT OR PROCEEDING IN THE MANNER PROVIDED IN SECTION 14 OF THIS SUBSCRIPTION AGREEMENT OR IN SUCH OTHER MANNER AS MAY BE PERMITTED BY LAW SHALL BE VALID AND SUFFICIENT SERVICE THEREOF.

(n) EACH PARTY ACKNOWLEDGES AND AGREES THAT ANY CONTROVERSY WHICH MAY ARISE UNDER THIS SUBSCRIPTION AGREEMENT OR THE TRANSACTIONS CONTEMPLATED HEREBY IS LIKELY TO INVOLVE COMPLICATED AND DIFFICULT ISSUES, AND THEREFORE EACH SUCH PARTY HEREBY IRREVOCABLY AND UNCONDITIONALLY WAIVES ANY RIGHT SUCH PARTY MAY HAVE TO A TRIAL BY JURY IN RESPECT OF ANY LITIGATION DIRECTLY OR INDIRECTLY ARISING OUT OF OR RELATING TO THIS SUBSCRIPTION AGREEMENT OR THE TRANSACTIONS CONTEMPLATED BY THIS SUBSCRIPTION AGREEMENT. EACH PARTY CERTIFIES AND ACKNOWLEDGES THAT (I) NO REPRESENTATIVE, AGENT OR ATTORNEY OF ANY OTHER PARTY HAS REPRESENTED, EXPRESSLY OR OTHERWISE, THAT SUCH OTHER PARTY WOULD NOT, IN THE EVENT OF LITIGATION, SEEK TO ENFORCE THE FOREGOING WAIVER; (II) SUCH PARTY UNDERSTANDS AND HAS CONSIDERED THE IMPLICATIONS OF THE FOREGOING WAIVER; (III) SUCH PARTY MAKES THE FOREGOING WAIVER VOLUNTARILY AND (IV) SUCH PARTY HAS BEEN INDUCED TO ENTER INTO THIS SUBSCRIPTION AGREEMENT BY, AMONG OTHER THINGS, THE MUTUAL WAIVER AND CERTIFICATIONS IN THIS SECTION 11(n).

(o) Each of the Investor and KVSB acknowledges and agrees that for U.S. federal income tax purposes, the Investor shall be deemed to be the owner of any funds transferred by the Investor to KVSB unless and until the Closing is fully completed in accordance with the terms of this Subscription Agreement.

(p) During the period from the date of this Subscription Agreement through the Closing Date, if KVSB shall enter into any additional, or modify any existing, agreements with any Other Investors (whether through Other Subscription Agreements or otherwise) that have the effect of establishing rights or otherwise benefiting any such Other Investor in a manner more favorable in any material respect to such Other Investor than the rights and benefits established in favor of the Investor by this Subscription Agreement (other than terms particular to the regulatory requirements of such Other Investor or its affiliates or related funds), in any such case, the Investor shall be provided with such rights and benefits.

12. Non-Reliance and Exculpation. The Investor acknowledges that it is not relying upon, and has not relied upon, any statement, representation or warranty made by any person, firm or corporation (including, without limitation, KVSB, the Company, the Placement Agents, any of their respective affiliates or any control persons, officers, directors, employees, partners, agents or representatives of any of the foregoing), other than the SEC Reports and the statements, representations and warranties of KVSB expressly contained in this Subscription Agreement, in making its investment or decision to invest in KVSB. The Investor acknowledges and agrees that none of (i) any other investor pursuant to any Other Subscription Agreements relating to the PIPE Investment (including such other investor’s affiliates or any control persons, officers, directors, employees, partners, agents or representatives of any of the foregoing), (ii) the Placement Agents, their respective affiliates or any control persons, officers, directors, employees, partners, agents or representatives of any of the foregoing, (iii) any party to the Transaction Agreement (other than KVSB), or (iv) any affiliates, or any control persons, officers, directors, employees, partners, agents or representatives of any of the Company or any other party to the Transaction Agreement (other than KVSB) shall be liable to the Investor pursuant to this Subscription Agreement, the negotiation hereof or the subject matter hereof, or the transactions contemplated hereby, for any action heretofore or hereafter taken or omitted to be taken by any of them in connection with the purchase of the Shares, including, without limitation, with respect to any action heretofore or hereafter taken or omitted to be taken by any of them in connection with the purchase of the Shares or with respect to any claim (whether in tort, contract or otherwise) for breach of this Subscription Agreement or in respect of any written or oral representations made or alleged to be made in connection herewith, as expressly provided herein, or for any actual or alleged inaccuracies, misstatements or omissions with respect to any information or materials of any kind furnished by KVSB, the Company, the Placement Agents or any Non-Party Affiliate concerning KVSB, the Company, the Placement Agents, any of their affiliates, this Subscription Agreement or the transactions contemplated hereby. For purposes of this Subscription Agreement, “Non-Party Affiliates” means each former, current or future officer, director, employee, partner, member, manager, direct or indirect equityholder or affiliate of KVSB, the Company, the Placement Agent or any of their respective affiliates or any family member of the foregoing.

13. Press Releases. KVSB shall, by 9:00 a.m., New York City time, on the first (1st) business day immediately following the date of this Subscription Agreement, issue one or more press releases or furnish or file with the SEC a Current Report on Form 8-K (collectively, the “Disclosure Document”) disclosing, to the extent not previously publicly disclosed, the PIPE Investment, all material terms of the Transaction and any other material, nonpublic information (whether written or oral) that KVSB or its directors, officers, employees, agents or representatives have provided to the Investor or any of its affiliates, or their respective directors, officers, employees, agents or representatives, at any time prior to the filing of the Disclosure Document. From and after the disclosure of the Disclosure Document, to the knowledge of KVSB, the Investor and its affiliates and their respective directors, officers, employees, agents or representatives shall not be in possession of any material, nonpublic information received from KVSB or any of its officers, directors, employees, agents or representatives, and Investor shall no longer be subject to any confidentiality or similar obligations under any current agreement, whether written or oral with KVSB, the Placement Agents, or any of their affiliates in connection with the Transaction. Any press releases or non-internal communications of the Investor relating to the transactions contemplated hereby between KVSB and the Investor, and the method of the release for publication thereof, shall be subject to the prior approval of KVSB. Notwithstanding anything in this Subscription Agreement to the contrary, KVSB shall not publicly disclose the name, or any trademark or logo of, Investor or any of its affiliates, investment managers, general partners, managing members, other related parties or its investment advisers, without the prior written consent of Investor (i) in any press release, marketing or similar materials or (ii) in any filing with the SEC or with any regulatory agency or trading market, except as required by the federal securities laws, rules or regulations or to the extent such disclosure is required by other laws, rules or regulations, at the request of the staff of the SEC or regulatory agency or under the regulations of the Stock Exchange; provided, that in such an event, KVSB shall consult with the Investor in advance as to the form, content and timing of such disclosure. Notwithstanding anything in this Subscription Agreement to the contrary, KVSB shall use reasonable efforts to not, and shall use reasonable efforts to cause each of its directors, officers, employees, agents and representatives to not, provide the Investor with any material nonpublic information (whether written or oral) regarding KVSB from and after the filing of the Disclosure Document with the SEC without the express prior written consent of the Investor. KVSB understands and confirms that the Investor and the Investor’s affiliates, attorneys, agents or representatives will rely on the foregoing representations and covenants in effecting transactions of securities in KVSB.

14. Notices. All notices and other communications among the parties shall be in writing and shall be deemed to have been duly given (i) when delivered in person, (ii) when delivered after posting in the United States mail having been sent registered or certified mail return receipt requested, postage prepaid, (iii) when delivered by FedEx or other nationally recognized overnight delivery service, or (iv) when delivered by email (in each case in this clause (iv), solely if receipt is confirmed, but excluding any automated reply, such as an out-of-office notification), addressed as follows:

If to the Investor, to the address provided on the Investor’s signature page hereto.

If to KVSB, to:

Khosla Ventures Acquisition Co. II
2128 Sand Hill Road
Menlo Park, California 94025
Attention: General Counsel (SPAC)
Email: jd@khoslaventures.com

with copies to (which shall not constitute notice), to:

Latham & Watkins LLP
505 Montgomery Street, Suite 2000
San Francisco, California 94111
Attention: Jim Morrone
Luke Bergstrom
Brian Paulson
Email: jim.morrone@lw.com
luke.bergstrom@lw.com
brian.paulson@lw.com

and

Nextdoor, Inc.
420 Taylor Street,
San Francisco, California 94102

Attention: John Orta and Sophia Contreras Schwartz

with copies to (which shall not constitute notice), to:

Fenwick & West LLP
801 California Street
Mountain View, California 94041
Attention: Cynthia Hess

Katherine Duncan
Ethan Skerry
Ran Ben-Tzur
Michael Pilo
Email: chess@fenwick.com
kduncan@fenwick.com
eskerry@fenwick.com
rbentzur@fenwick.com
mpilo@fenwick.com

or to such other address or addresses as the parties may from time to time designate in writing. Copies delivered solely to outside counsel shall not constitute notice.

15. Stock Splits, etc. If any change in the shares of KVSB common stock shall occur between the date hereof and immediately prior to the Closing by reason of any reclassification, recapitalization, stock split (including reverse stock split) or combination, exchange or readjustment of shares, or any stock dividend, the number and type of Shares issued to the Investor and the Subscription Amount and Per Share Subscription Price shall be appropriately adjusted to reflect such change.

16. Separate Obligations. The obligations of the Investor under this Subscription Agreement are several and not joint with the obligations of any Other Investor or any other investor under the Other Subscription Agreements, and Investor shall not be responsible in any way for the performance of the obligations of any Other Investor under any Other Investor or other investor under the Other Subscription Agreements. The decision of Investor to purchase Shares pursuant to this Subscription Agreement has been made by Investor independently of any Other Investor or any other investor and independently of any information, materials, statements or opinions as to the business, affairs, operations, assets, properties, liabilities, results of operations, condition (financial or otherwise) or prospects of the KVSB, the Company, or any of its subsidiaries which may have been made or given by any Other Investor or investor or by any agent or employee of any Other Investor or investor, and neither Investor nor any of its agents or employees shall have any liability to any Other Investor or investor (or any other person) relating to or arising from any such information, materials, statements or opinions. Nothing contained herein or in any Other Subscription Agreement, and no action taken by Investor pursuant hereto or by an Other Investor thereto, shall be deemed to constitute Investor and Other Investors as a partnership, an association, a joint venture or any other kind of entity, or create a presumption that Investor and Other Investors are in any way acting in concert or as a group with respect to such obligations or the transactions contemplated by this Subscription Agreement and the Other Subscription Agreements. Investor acknowledges that no Other Investor has acted as agent for Investor in connection with making its investment hereunder and no Other Investor will be acting as agent of Investor in connection with monitoring its investment in the Shares or enforcing its rights under this Subscription Agreement. Investor shall be entitled to independently protect and enforce its rights, including without limitation the rights arising out of this Subscription Agreement, and it shall not be necessary for any Other Investor to be joined as an additional party in any proceeding for such purpose.

[SIGNATURE PAGES FOLLOW]

IN WITNESS WHEREOF, the Investor has executed or caused this Subscription Agreement to be executed by its duly authorized representative as of the date set forth below.

Name of Investor:	State/Country of Formation or Domicile:

By:
Name:
Title:

Name in which Shares are to be registered (if different):	Date: , 2021

Investor’s EIN:

Business Address-Street:	Mailing Address-Street (if different):

City, State, Zip:	City, State, Zip:

Attn:	Attn:

Telephone No.:	Telephone No.:
Facsimile No.: Email:	Facsimile No.:

Number of Shares subscribed for:

Aggregate Subscription Amount: $	Price Per Share: $10.00

You must pay the Subscription Amount by wire transfer of United States dollars in immediately available funds to the account specified by KVSB in the Closing Notice.

[Signature Page to Subscription Agreement]

IN WITNESS WHEREOF, KVSB has accepted this Subscription Agreement as of the date set forth below.

KHOSLA VENTURES ACQUISITION CO. II

By:
Name: Peter Buckland
Title: Chief Financial Officer

Date:                , 2021

[Signature Page to Subscription Agreement]

SCHEDULE A

ELIGIBILITY REPRESENTATIONS OF THE INVESTOR

A.	QUALIFIED INSTITUTIONAL BUYER STATUS

(Please check the applicable subparagraphs):

☐

We are a “qualified institutional buyer” (as defined in Rule 144A under the Securities Act), and have marked and initialed the appropriate box below indicating the provision under which we qualify as a qualified institutional buyer.

Rule 144A, in relevant part, states that an “qualified institutional buyer” shall mean any person who comes within any of the below listed categories, or who the issuer reasonably believes comes within any of the below listed categories, at the time of the sale of the securities to that person. The Investor has indicated, by marking and initialing the appropriate box below, the provision(s) below which apply to the Investor and under which the Investor accordingly qualifies as an “qualified institutional buyer.”

☐

The Investor is an entity that, acting for its own account or the accounts of other qualified institutional buyers, in the aggregate owns and invests on a discretionary basis at least $100 million in securities of issuers that are not affiliated with the Investor and:

☐	The Investor is an insurance company.

☐	The Investor is an investment company registered under the Investment Company Act or any business development company as defined in section 2(a)(48) of that Act.

☐	The Investor is a Small Business Investment Company licensed by the US Small Business Administration under section 301(c) or (d) of the Small Business Investment Act of 1958.

☐	The Investor is a plan established and maintained by a state, its political subdivisions, or any agency or instrumentality of a state or its political subdivisions, for the benefit of its employees.

☐

The Investor is a trust fund whose trustee is a bank or trust company and whose participants are exclusively plans established for the benefit of state employees or employee benefit plans, except trust funds that include as participants individual retirement accounts or H.R. 10 plans.

☐	The Investor is a business development company as defined in section 202(a)(22) of the Investment Advisers Act of 1940.

☐

The Investor is an organization described in section 501(c)(3) of the Internal Revenue Code, corporation (other than a bank as defined in section 3(a)(2) of the Act, a savings and loan association or other institution referenced in section 3(a)(5)(A) of the Act, a foreign bank or savings and loan association, or equivalent institution), partnership, or Massachusetts or similar business trust.

☐	The Investor is an investment adviser registered under the Investment Advisers Act.

☐

The Investor is registered dealer, acting for its own account or the accounts of other qualified institutional buyers, that in the aggregate owns and invests on a discretionary basis at least $10 million of securities of issuers that are not affiliated with the Investor.

☐	The Investor is a registered dealer acting in a riskless principal transaction on behalf of a qualified institutional buyer.

☐

The Investor is an investment company registered under the Investment Company Act, acting for its own account or for the accounts of other qualified institutional buyers, that is part of a family of investment companies which own in the aggregate at least $100 million in securities of issuers, other than issuers that are affiliated with Investor or are part of such family of investment companies.

☐	The Investor is an entity, all of the equity owners of which are qualified institutional buyers, acting for its own account or the accounts of other qualified institutional buyers.

[Schedule A to Subscription Agreement]

☐

The Investor is a bank or any savings and loan association or other institution, acting for its own account or the accounts of other qualified institutional buyers, that in the aggregate owns and invests on a discretionary basis at least $100 million in securities of issuers that are not affiliated with it and that has an audited net worth of at least $25 million as demonstrated in its latest annual financial statements, as of a date not more than 16 months preceding the date of sale under Rule 144A in the case of a US bank or savings and loan association, and not more than 18 months preceding the date of sale for a foreign bank or savings and loan association or equivalent institution.

** OR **

B.	ACCREDITED INVESTOR STATUS

(Please check the applicable subparagraphs):

1.

☐ We are an “accredited investor” (within the meaning of Rule 501(a) under the Securities Act) or an entity in which all of the equity holders are accredited investors within the meaning of Rule 501(a) under the Securities Act, and have marked and initialed the appropriate box on the following page indicating the provision under which we qualify as an “accredited investor.”

2.	☐ We are not a natural person.

Rule 501(a), in relevant part, states that an “accredited investor” shall mean any person who comes within any of the below listed categories, or who the issuer reasonably believes comes within any of the below listed categories, at the time of the sale of the securities to that person. The Investor has indicated, by marking and initialing the appropriate box below, the provision(s) below which apply to the Investor and under which the Investor accordingly qualifies as an “accredited investor.”

☐	Any bank, registered broker or dealer, insurance company, registered investment company, business development company, or small business investment company;

☐

Any plan established and maintained by a state, its political subdivisions, or any agency or instrumentality of a state or its political subdivisions for the benefit of its employees, if such plan has total assets in excess of $5,000,000;

☐

Any employee benefit plan, within the meaning of the Employee Retirement Income Security Act of 1974, if a bank, insurance company, or registered investment adviser makes the investment decisions, or if the plan has total assets in excess of $5,000,000;

☐

Any natural person whose individual net worth, or joint net worth with that person’s spouse, exceeds $1,000,000. For purposes of calculating a natural person’s net worth: (a) the person’s primary residence shall not be included as an asset; (b) indebtedness that is secured by the person’s primary residence, up to the estimated fair market value of the primary residence at the time of the sale of securities, shall not be included as a liability (except that if the amount of such indebtedness outstanding at the time of sale of securities exceeds the amount outstanding 60 days before such time, other than as a result of the acquisition of the primary residence, the amount of such excess shall be included as a liability); and (c) indebtedness that is secured by the person’s primary residence in excess of the estimated fair market value of the primary residence at the time of the sale of securities shall be included as a liability;

☐

Any organization described in Section 501(c)(3) of the Internal Revenue Code, corporation, similar business trust, or partnership, not formed for the specific purpose of acquiring the securities offered, with total assets in excess of $5,000,000;

☐	Any trust with assets in excess of $5,000,000, not formed to acquire the securities offered, whose purchase is directed by a sophisticated person; or

☐	Any entity in which all of the equity owners are accredited investors meeting one or more of the above tests.

** OR **

[Schedule A to Subscription Agreement]

C.	INSTITUTIONAL ACCOUNT STATUS

☐	We are an “institutional account” (as defined in FINRA Rule 4512).

This page and the preceding page should be completed by the Investor and constitute a part of the Subscription Agreement.

[Schedule A to Subscription Agreement]